EXHIBIT 99.1

Rock of Ages	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Corporation To Release First Quarter Results
Tuesday, May 9, 2006
Webcast Set for 11:00 a.m. EST

    CONCORD, NEW HAMPSHIRE, April 27, 2006...ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) announced today that it plans to release financial results for the first quarter ended April 1, 2006 at approximately 7:30 a.m. EST on Tuesday, May 9, 2006. Rock of Ages has scheduled a conference call at 11:00 a.m. EDT that morning. Nancy Brock, Chief Financial Officer, and Kurt Swenson, the Chief Executive Officer, will discuss results for the quarter and the outlook for 2006.

    A simultaneous webcast of the conference call will be available from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21290680 after 1:00 p.m. EDT.

About Rock of Ages

    Rock of Ages (www.rockofages.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.